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 1  Exhibit 23.1


                                                            Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 1994, except as to Note 12 for which the date is March 21, 1994, (which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes and post retirement benefits other than pensions in 1992) on our audits of the consolidated financial statements and financial statement schedules of SPS Technologies, Inc. and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included or incorporated by reference in the SPS Technologies, Inc. Annual Report on Form 10-K for the year ended
December 31, 1993.

     We also consent to the references to our firm set forth under the caption "Experts" in this Registration Statement.


     /S/ Coopers & Lybrand L.L.P.
     ---------------------------
     COOPERS & LYBRAND L.L.P.
     2400 Eleven Penn Center
     Philadelphia, PA 19103
     August 25, 1994






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